Exhibit 24

VENTURE LENDING & LEASING IX, INC.

LIMITED POWER OF ATTORNEY
VENTURE LENDING & LEASING IX, INC.

The undersigned hereby constitutes and appoints Gwendolyn A. Williamson, of Perkins Coie LLP, 700 13th Street N.W. Washington, D.C. 20005, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file one or more of Form 3, Form 4 and/or Form 5, and any amendments thereto, as required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, with respect to the reporting on the undersigned’s beneficial ownership of securities of Venture Lending & Leasing IX, Inc. (the “Fund”), granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute of her, may lawfully do or cause to be done by virtue hereof.

In witness, by signing this instrument I affirm all that is written above.

Dated: February 4, 2019

/s/ Dale Kunkel
Name: Dale Kunkel
Title: Director of Hedge Fund Strategies
Member: The Gordon E. and Betty I. Moore Foundation

Signed in the presence of:

/s/ Theodore Katsoulis
Witness

/s/ Tyler Connolly
Witness

Subscribed and sworn to before me on February 4, 2019.

/s/ Flor E. Vega Mata
Notary Public, San Francisco County
My commission expires June 28, 2022.